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                                                                  Exhibit 3.5(i)


                            CERTIFICATE OF FORMATION
                                       OF
                               URS RESOURCES, LLC



     1. The name of the limited liability company is URS Resources, LLC.


     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


     3. The limited liability company shall have only one member.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of URS Resources, LLC this 12th day of September, 2002.



                                          URS HOLDINGS, INC.,
                                          Member


                                       By: /s/ KRISTIN L. JONES
                                           -------------------------------------
                                           Kristin L. Jones, Assistant Secretary